UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2010

Smart Online, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4505 Emperor Blvd., Suite 320, Durham, North Carolina		27703

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2010, Smart Online, Inc. (the “Company”) entered into (i) a $6,500,000 Promissory Note (the “IDB Note”), as borrower, and (ii) a Letter Agreement for the $6,500,000 Term Loan Facility (the “Letter Agreement”), each with Israel Discount Bank of New York (“IDB”) as lender.

Under the IDB Note and Letter Agreement, IDB will make available to the Company one or more term loan advances in the maximum aggregate principal amount of $6,500,000 (the “IDB Credit Facility”). The IDB Credit Facility is secured by (i) an irrevocable standby letter of credit issued by HSBC Switzerland in favor of IDB in the aggregate amount of $2,500,000 and (ii) an irrevocable standby letter of credit issued by UBS Switzerland in favor of IDB in the aggregate amount of $4,000,000 ((i) and (ii), together, the “SBLC”), each issued with Atlas Capital S.A. (“Atlas”) as account party. Atlas and the Company anticipate finalizing in the near future the terms of the Company’s reimbursement of Atlas for any future drawdowns on the SBLC. Any advances drawn on the IDB Credit Facility must be repaid on the earlier of (a) May 31, 2012 or (b) 180 days prior to the expiration date of the SBLC. Interest on each advance under the IDB Credit Facility accrues, at the Company’s election, at either LIBOR plus 300 basis points or IDB’s prime rate plus 100 basis points, provided that the rate of interest for each advance shall never be less than four percent. Interest accrued on each advance is due quarterly and payable in arrears on the last day of each February, May, August and November commencing on the last day of February, 2010.

The IDB Credit Facility replaces the Company’s revolving line of credit (the “Paragon Credit Facility”) with Paragon Commercial Bank (“Paragon”), which was orally extended by Paragon beyond its October 10, 2010 expiration date to November 30, 2010, at which time the Paragon Credit Facility expired and Paragon drew upon the letter of credit securing the Paragon Credit Facility as discussed below. The Company continues to maintain a banking relationship with Paragon through the maintenance of certain operating accounts.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On November 30, 2010, Paragon drew down the full amount of the irrevocable standby letter of credit securing the Paragon Credit Facility (the “Paragon Letter of Credit”), satisfying all of the obligations of the Company to Paragon, which Paragon Letter of Credit was issued by HSBC Private Bank (Suisse) S.A. in the amount of $2.5 million, with Atlas as account party.  The Company will reimburse Atlas for Paragon’s draw upon the Paragon Letter of Credit in cash out of the proceeds of the IDB Credit Facility, as elected by Atlas pursuant to the Reimbursement Agreement, dated November 10, 2006, between the Company and Atlas, as subsequently amended.

Item 9.01 Exhibits.

The following Exhibits are furnished with this Report:

Exhibit 10.1	Promissory Note dated December 6, 2010, made by Smart Online, Inc. for the benefit of Israel Discount Bank of New York, as lender.
Exhibit 10.2	Letter Agreement for $6,500,000.00 Term Facility dated December 6, 2010, by Israel Discount Bank of New York, and agreed and accepted by Smart Online, Inc.
Exhibit 99.1
Notice of election of Atlas Capital S.A., dated November 30, 2010, to be reimbursed in cash for the drawdown on the Paragon Letter of Credit pursuant to the Reimbursement Agreement, dated November 10, 2006, between the Company and Atlas, as subsequently amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

December 6, 2010	By:	/s/ Dror Zoreff
Name: Dror Zoreff
Title: Interim President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Promissory Note dated December 6, 2010, made by Smart Online, Inc. for the benefit of Israel Discount Bank of New York, as lender.
Exhibit 10.2	Letter Agreement for $6,500,000.00 Term Facility dated December 6, 2010, by Israel Discount Bank of New York, and agreed and accepted by Smart Online, Inc.
Exhibit 99.1
Notice of election of Atlas Capital S.A., dated November 30, 2010, to be reimbursed in cash for the drawdown on the Paragon Letter of Credit pursuant to the Reimbursement Agreement, dated November 10, 2006, between the Company and Atlas, as subsequently amended.